UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2024

FIVE9, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Bishop Drive, Suite 350

San Ramon, CA 94583

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (925) 201-2000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2024, Five9, Inc. (the “Company”) entered into a cooperation letter agreement (the “Agreement”) with Anson Funds Management LP, Anson Advisors Inc. and certain other parties (collectively, “Anson”).

Among other things, the Agreement provides that:

•

Sagar Gupta will be appointed as a member of the Company’s Board of Directors (the “Board”). Mr. Gupta will serve as a Class III Director, with a term expiring at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”). Mr. Gupta is obligated to submit his resignation from the Board if Anson’s aggregate ownership of shares of common stock of the Company (as calculated pursuant to the terms of the Agreement) falls below 700,000 shares.

•

For the period from the effective date of the Agreement through 20 days prior to the deadline for submission of director nominations for the 2026 Annual Meeting (such period, the “Restricted Period”), Anson will vote, subject to certain limited exceptions, its shares of the Company’s common stock in favor of the election of each person nominated by the Board for election as a director, against any proposals or resolutions to remove a member of the Board, and in accordance with the recommendation of the Board on all other proposals or business.

•

During the Restricted Period, Anson and certain other related persons will be subject to customary “standstill” provisions as set forth in the Agreement. The standstill provisions provide, among other things, that Anson and such related persons cannot, subject to certain exceptions provided in the Agreement:

○	solicit proxies regarding any matter to come before any annual or special meeting of stockholders of the Company, including the election of directors;

○	enter into a voting agreement or any “group” with stockholders of the Company;

○	seek representation on the Board, or submit any proposal for consideration by stockholders of the Company at any annual or special meeting of stockholders;

○	acquire any securities of the Company or rights that would result in Anson and such related persons beneficially owning more than 4.9 percent of the then-outstanding voting securities of the Company;

○

sell securities of the Company to any person that is not a party to the Agreement that, to Anson’s knowledge, would result in such person having any beneficial ownership of more than 4.9 percent of the then-outstanding voting securities of the Company; or

○	initiate, propose, or otherwise solicit the Company’s stockholders for the approval of any stockholder proposals, or cause or encourage the initiation or submissions of any such stockholder proposal.

•	The parties are subject to customary non-disparagement and confidentiality provisions.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2024, Mr. Gupta was appointed as a member of the Board. Mr. Gupta will serve as a Class III Director, with a term expiring at the Company’s 2026 annual meeting of stockholders.

Mr. Gupta has served as a Portfolio Manager and Head of Active Engagement at Anson Funds, a privately held alternative asset manager with US$2 billion in assets, since October 2023. Prior to Anson Funds, he was a Senior Analyst at Legion Partners, a value-oriented activist investment manager, from January 2018 to September 2023 and served on the board of directors of Momentive Global, the holding company parent of SurveyMonkey from March 2022 to May 2023. Previously, from March 2015 to January 2018, Mr. Gupta was a member of the founding team at Finchwood Capital, a concentrated, long/short TMT equity hedge fund. Prior to Finchwood Capital, from March 2014 to February 2015, he was an investment professional at Balyasny Asset Management, a multi-strategy hedge fund, and from July 2012 to March 2014, he was at KKR as a member of the special situations and private debt investment teams. Mr. Gupta began his career as an investment banker with UBS. He holds a B.S. in business administration from the Haas School of Business at the University of California, Berkeley, where he graduated Beta Alpha Psi.

There are no understandings or arrangements between Mr. Gupta and any other person pursuant to which Mr. Gupta was selected to serve as a director of the Company. There are no relationships between Mr. Gupta and the Company or any of its subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K.

As a non-employee director, Mr. Gupta will receive cash and equity compensation in accordance with the Company’s Non-Employee Director Compensation Policy. Mr. Gupta’s initial equity grants consist of (A) a restricted stock unit (“RSU”) award with an award value of $400,000, with the number of RSUs to be determined by dividing $400,000 by $42.48 (the closing trading price of the Company’s common stock on December 6, 2024, the last trading day prior to the grant date of December 8, 2024 (such price, the “Reference Price”)), which award will vest in three equal annual installments on the first, second and third anniversaries of the date of grant, subject to Mr. Gupta’s continued service through such vesting dates; and (B) a prorated RSU award with a value equal to $83,333, with the number of RSUs to be determined by dividing $83,333 by the Reference Price, which award will vest on the first anniversary of the grant date, subject to Mr. Gupta’s continuous service through such vesting date. In accordance with the Company’s Non-Employee Director Compensation Policy, Mr. Gupta will not be eligible for the regular 2025 automatic annual grant of RSUs to non-employee directors scheduled to occur on the date of the Company’s 2025 annual meeting of stockholders, but would be eligible for regular automatic grants thereafter assuming his continued service on the Board.

Effective December 8, 2024, the Company entered into an indemnification agreement with Mr. Gupta in the form previously filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 5, 2015. The indemnification agreement requires the Company to indemnify Mr. Gupta to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to advance expenses incurred as a result of any proceeding against his as to which he could be indemnified, among other things.

Item 7.01	Regulation FD Disclosure.

On December 9, 2024, the Company announced the appointment of Mr. Gupta as a member of the Board. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Cooperation Letter Agreement, dated December 8, 2024, between the Company, Anson Funds Management LP, Anson Advisors Inc. and certain other parties.

99.1	Press Release issued by the Company on December 9, 2024

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*

Exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted exhibit to the Securities and Exchange Commission upon request. The Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIVE9, INC.

Date: December 9, 2024	By:	/s/ Barry Zwarenstein
	Name:	Barry Zwarenstein
	Title:	Chief Financial Officer